UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 19, 2012, People’s United Financial, Inc. (“the Company”) issued a press release announcing its results of operations for the three-month period ended March 31, 2012. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information contained in and accompanying this Form 8-K with respect to Item 2.02 (including Exhibit 99.1 hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Bylaws of the Company have been amended, effective April 19, 2012, by revising Article V, Section 1 (Executive Committee) to permit the Board of Directors to establish an Executive Committee. Prior to this amendment, the establishment of an Executive Committee was mandatory.

A copy of this amendment is being filed herewith as Exhibit 3.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on April 19, 2012.

(b) There were 358,555,961 shares of common stock entitled to vote at the Annual Meeting, of which 297,148,467 shares were present in person or by proxy. Shareholders voted on the following matters at the Annual Meeting:

1. Election of three directors. The results of the election of the three nominees for director are indicated below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
George P. Carter	224,013,745	12,446,880	60,687,842
Jerry Franklin	228,667,191	7,793,434	60,687,842
Kirk W. Walters	197,040,472	39,420,153	60,687,842

There were no abstentions with respect to the election of the three nominees for director.

2. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. The Company’s shareholders gave advisory approval of the compensation of the Company’s named executive officers. A total of 223,017,187 votes were cast for the proposal, 11,893,714 votes were cast against the proposal; and 1,549,724 shares abstained from voting on the proposal. There were 60,687,842 broker non-votes with respect to the proposal.

3. Vote on adoption of Short-Term Incentive Plan. Holders of a majority of the Company’s shares voted at the Annual Meeting voted to approve adoption of the Company’s Short-Term Incentive Plan. A total of 227,184,166 votes were cast for the proposal; 8,123,019 votes were cast against the proposal; and 1,153,440 shares abstained from voting on the proposal. There were 60,687,842 broker non-votes with respect to the proposal.

4. Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2012. A total of 293,447,630 votes were cast for the proposal; 2,858,309 votes were cast against the proposal; and 842,528 shares abstained from voting on the proposal. There were no broker non-votes with respect to the proposal.

5. Vote on shareholder proposal to eliminate classified Board of Directors. A total of 209,415,804 votes were cast for the proposal; 8,553,981 votes were cast against the proposal; and 11,101,756 shares abstained from voting on the proposal. There were 68,076,926 broker non-votes with respect to the proposal. Based on these results, the Company intends to present for shareholder vote at the 2013 Annual Meeting amendments to the Company’s Certificate of Incorporation which, if approved, would eliminate the classified Board of Directors.

(c) Not applicable.

Item 8.01.	Other Events

The Company hereby files the Investor Presentation attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

3.2	Amendment to Bylaws

99.1	Earnings Press Release dated April 19, 2012

99.2	Investor Presentation dated April 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 19, 2012	By:	/s/ Eric J. Appellof
(Signature)

Name: Eric J. Appellof
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

3.2	Amendment to Bylaws	3.2-1

99.1	Earnings Press Release dated April 19, 2012	99.1-1

99.2	Investor Presentation dated April 19, 2012	99.2-1